Exhibit 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of China Advanced Construction Materials Group, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Xianfu Han, President, Chief Executive Officer, Chief Financial and Accounting Officer, and Director of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ending September 30, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ending September 30, 2008, fairly presents, in all material respects, the financial condition and results of operations of China Advanced Construction Materials Group, Inc.

Date: November __, 2008

/s/Xianfu Han
Xianfu Han Prinicipal Executive Officer and Principal Financial and Accounting Officer